EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Greenpower International Group Ltd.

We consent to the inclusion in the foregoing Amendment No.1 to Registration Statement (No. 333-179493) on Form S-1 of our report dated January 15, 2012, relating to our audits of the balance sheets of Shenzhen Muren Technology Industry Co., Ltd. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the periods then ended. Our report dated January 15, 2012, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Amendment No.1 to Registration Statement (No. 333-179493) on Form S-1 of our report dated February 3, 2012, relating to our audits of the balance sheets of Greenpower International Group Ltd. (BVI) as of September 30, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 16, 2011 (Inception) through September 30, 2011. Our report dated February 3, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Amendment No.1 to Registration Statement (No. 333-179493) on Form S-1 of our report dated May 31, 2011, relating to our audits of the balance sheets of Boxwood Acquisition Corporation as of May 10, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 20, 2011 (Inception) through May 10, 2011. Our report dated May 31, 2011, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Amendment No.1 to Registration Statement (No. 333-179493) on Form S-1 of our report dated June 5, 2012, relating to our audits of the balance sheets of Greenpower International Group Ltd. (BVI) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 16, 2011 (Inception) through December 31, 2011. Our report dated June 5, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We consent to the inclusion in the foregoing Amendment No.1 to Registration Statement (No. 333-179493) on Form S-1 of our report dated March 28, 2012, relating to our audits of the balance sheets of Greenpower International Group (formerly Boxwood Acquisition Corporation) as of December 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. Our report dated March 28, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent of the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

June 18, 2012